NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FIRST QUARTER 2023 RESULTS
Net income per diluted share of $1.37 exceeds guidance range
Record level quality of freight positions Forward well

GREENEVILLE, Tenn.- (BUSINESS WIRE) - May 1, 2023 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three months ended March 31, 2023 as presented in the tables below.

Tom Schmitt, Chairman, President and CEO, commenting on first quarter results said, “Our reported net income per diluted share of $1.37 exceeded the high end of our $1.30 to $1.34 guidance range. Having said that, we would not have made guidance if not for a one-time benefit of approximately $0.24 from the substantial reversal of an accrual for an incentive plan established for employees in 2021. The reversal was driven by the headwinds we continue to experience from the weaker-than-expected freight environment. The softer than anticipated demand throughout the first quarter resulted in a 9% decline in revenue, below the low end of our guidance range of minus 4% to plus 2%.”

Mr. Schmitt continued, “Looking ahead, we believe our revenue growth strategies position the company to perform extremely well as the freight recession abates. Our revenue quality continues to improve notwithstanding a decline in revenue. Compared to our performance in a robust freight environment in March 2022, our revenue per ton mile excluding fuel increased 2.5% for airport-to-airport and 4% for door-to-door. Similarly, our freight quality remains at top levels. Our weight per shipment in March of 786 pounds is comparable to March of last year and roughly 140 pounds higher than it was in March 2021. Our linehaul network continues to operate efficiently with our outside miles at 5% - in record low territory. Still, we are not there yet. On a year over year basis, we saw pounds per day down 12% in the first quarter and that softness persisted in the first few weeks of April. However, we may be seeing the beginnings of an improving freight environment, as our tonnage per day edged up to minus 5% in the most recent weeks. Even with some early signs of a recovery, we believe the current freight environment will be more challenging than anticipated leading to a revised target net income per diluted share for 2023 that we now expect will be less than 2022. In light of this, at this point, we are targeting net income per diluted share of $6.20 to $6.60 for the full year 2023, which assumes that the freight environment will significantly improve in the second half of the year. These updated targets align with the updated revenue growth and cost savings bridge that we reviewed on our previous earnings call.”

In closing, Mr. Schmitt said, “In the first quarter, our teammates and independent contractors went above and beyond to keep our commitments to our customers. We are proud to be the best in the LTL industry in damage-free, intact, on-time shipments - making us the most compelling choice for customers with shipments of consequence.”

Regarding the Company’s second quarter 2023 guidance, Rebecca J. Garbrick, CFO, said, “We expect our year-over-year revenue to decline 7% to 17% and net income per diluted share in the range of $1.28 to $1.32, compared to reported net income per diluted share of $2.04 in the second quarter of 2022.”

	Three Months Ended
(in thousands, except per share data)	March 31, 2023	March 31, 2022	Change	Percent Change
Operating revenue	$427,066	$466,961	$(39,895)	(8.5)%
Income from operations	$50,509	$57,351	$(6,842)	(11.9)%
Operating margin	11.8%	12.3%	(50) bps
Net income	$36,368	$42,686	$(6,318)	(14.8)%
Net income per diluted share	$1.37	$1.57	$(0.20)	(12.7)%
Cash provided by operating activities	$65,993	62,486	$3,507	5.6%

Non-GAAP Financial Measures: [1]
EBITDA	$64,144	$68,481	$(4,337)	(6.3)%
Free cash flow	$61,019	$53,089	$7,930	14.9%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

On April 28, 2023, our Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock. The dividend is payable to shareholders of record at the close of business on May 25, 2023 and is expected to be paid on June 13, 2023. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.96 for the full year 2023, payable in quarterly increments of $0.24 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

Review of Financial Results
Forward Air will hold a conference call to discuss first quarter 2023 results on Tuesday, May 2, 2023 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (877) 336-4435, Access Code: 2402511.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Operating revenue:
Expedited Freight	$338,934	$376,591
Intermodal	88,169	90,440
Eliminations and other operations	(37)	(70)
Operating revenues	427,066	466,961
Operating expenses:
Purchased transportation	185,217	224,832
Salaries, wages and employee benefits	79,520	86,081
Operating leases	27,248	22,673
Depreciation and amortization	13,635	11,130
Insurance and claims	13,782	11,968
Fuel expense	5,784	5,865
Other operating expenses	51,371	47,061
Total operating expenses	376,557	409,610
Income (loss) from operations:
Expedited Freight	32,998	47,680
Intermodal	11,203	11,146
Other Operations	6,308	(1,475)
Income from operations	50,509	57,351
Other expense:
Interest expense	(2,355)	(784)
Total other expense	(2,355)	(784)
Income before income taxes	48,154	56,567
Income tax expense	11,786	13,881
Net income and comprehensive income	$36,368	$42,686

Net income per share:
Basic	$1.37	$1.57
Diluted	$1.37	$1.57

Dividends per share:	$0.24	$0.24

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	Percent of Revenue	March 31, 2022	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$205,931	60.8%	$233,700	62.1%	$(27,769)	(11.9)%
Truckload	41,744	12.3	55,908	14.8	$(14,164)	(25.3)
Final Mile	69,357	20.5	65,758	17.5	$3,599	5.5
Other	21,902	6.5	21,225	5.6	$677	3.2
Total operating revenue	338,934	100.0	376,591	100.0	$(37,657)	(10.0)

Operating expenses:
Purchased transportation	165,240	48.8	200,034	53.1	$(34,794)	(17.4)
Salaries, wages and employee benefits	68,791	20.3	68,220	18.1	$571	0.8
Operating leases	18,913	5.6	15,731	4.2	$3,182	20.2
Depreciation and amortization	8,889	2.6	7,481	2.0	$1,408	18.8
Insurance and claims	9,743	2.9	8,751	2.3	$992	11.3
Fuel expense	2,611	0.8	2,650	0.7	$(39)	(1.5)
Other operating expenses	31,749	9.4	26,044	6.9	$5,705	21.9
Total operating expenses	305,936	90.3	328,911	87.3	$(22,975)	(7.0)
Income from operations	$32,998	9.7%	$47,680	12.7%	$(14,682)	(30.8)%

[1]Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	March 31, 2023	March 31, 2022	Percent Change

Business days	64	64	—%

Tonnage [1,2]
Total pounds	629,080	717,611	(12.3)
Pounds per day	9,829	11,213	(12.3)

Shipments [1,2]
Total shipments	817	892	(8.4)
Shipments per day	12.8	13.9	(7.9)

Weight per shipment	770	804	(4.2)

Revenue per hundredweight [3]	$33.36	$32.84	1.6
Revenue per hundredweight, ex fuel [3]	$25.75	$25.92	(0.7)

Revenue per shipment [3]	$256.89	$264.17	(2.8)
Revenue per shipment, ex fuel [3]	$198.30	$208.55	(4.9)

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2023	Percent of Revenue	March 31, 2022	Percent of Revenue	Change	Percent Change
Operating revenue	$88,169	100.0%	90,440	100.0%	(2,271)	(2.5)%

Operating expenses:
Purchased transportation	20,014	22.7	24,868	27.5	(4,854)	(19.5)
Salaries, wages and employee benefits	18,914	21.5	17,935	19.8	979	5.5
Operating leases	8,335	9.5	6,941	7.7	1,394	20.1
Depreciation and amortization	4,746	5.4	3,610	4.0	1,136	31.5
Insurance and claims	2,349	2.7	2,060	2.3	289	14.0
Fuel expense	3,173	3.6	3,215	3.6	(42)	(1.3)
Other operating expenses	19,435	22.0	20,665	22.8	(1,230)	(6.0)
Total operating expenses	76,966	87.3	79,294	87.7	(2,328)	(2.9)
Income from operations	11,203	12.7%	11,146	12.3%	57	0.5%

Intermodal Operating Statistics

	Three Months Ended
	March 31, 2023	March 31, 2022	Percent Change
Drayage shipments	72,465	88,312	(17.9)%
Drayage revenue per shipment	1,100	890	23.6%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$32,028	$45,822
Accounts receivable, net	201,385	221,028
Other receivables, net	—	—
Other current assets	24,381	37,465
Total current assets	257,794	304,315

Property and equipment, net	252,932	249,080
Operating lease right-of-use assets	150,282	141,865
Goodwill	356,627	306,184
Other acquired intangibles, net	155,726	154,801
Other assets	53,205	51,831
Total assets	$1,226,566	$1,208,076

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$42,994	$54,601
Accrued expenses	52,807	54,291
Other current liabilities	6,207	3,956
Current portion of debt and finance lease obligations	11,619	9,444
Current portion of operating lease liabilities	52,143	47,106
Total current liabilities	165,770	169,398

Finance lease obligations, less current portion	18,328	15,844
Long-term debt, less current portion and debt issuance costs	150,681	106,588
Operating lease liabilities, less current portion	102,697	98,865
Other long-term liabilities	50,507	59,044
Deferred income taxes	52,950	51,093

Shareholders’ equity:

Preferred stock	—	—
Common stock	261	265
Additional paid-in capital	274,007	270,855
Retained earnings	411,365	436,124
Total shareholders’ equity	685,633	707,244
Total liabilities and shareholders’ equity	$1,226,566	$1,208,076

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31, 2023	March 31, 2022
Operating activities:
Net income from operations	$36,368	$42,686
Adjustments to reconcile net income of operations to net cash provided by operating activities of operations
Depreciation and amortization	13,635	11,130
Change in fair value of earn-out liability	—	(294)
Share-based compensation expense	3,149	2,761
Provision for revenue adjustments	2,157	1,304
Deferred income tax expense	1,857	1,643
Other	(300)	132
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	16,669	(30,278)
Other receivables	—	3,609
Other current and noncurrent assets	11,422	13,818
Accounts payable and accrued expenses	(18,964)	15,975
Net cash provided by operating activities	65,993	62,486

Investing activities:
Proceeds from sale of property and equipment	1,815	511
Purchases of property and equipment	(6,789)	(9,908)
Purchases of a business, net of cash acquired	(56,567)	—
Net cash used in investing activities	(61,541)	(9,397)

Financing activities:
Repayments of finance lease obligations	(2,118)	(1,070)
Proceeds from credit facility	45,000	—
Payments on credit facility	—	(375)
Proceeds from issuance of common stock upon stock option exercises	—	206
Payments of dividends to shareholders	(6,345)	(6,502)
Repurchases and retirement of common stock	(50,491)	(17,780)
Payment of minimum tax withholdings on share-based awards	(4,292)	(3,254)
Net cash used in financing activities	(18,246)	(28,775)

Net (decrease) increase in cash and cash equivalents	(13,794)	24,314

Cash and cash equivalents at beginning of period	45,822	37,316
Cash and cash equivalents at end of period	$32,028	$61,630

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three months ended March 31, 2023 and 2022, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income to EBITDA for the three months ended March 31, 2023 and 2022 (in thousands):

	Three Months Ended
	March 31, 2023	March 31, 2022
Net income	$36,368	$42,686
Interest expense	2,355	784
Income tax expense	11,786	13,881
Depreciation and amortization	13,635	11,130
EBITDA	$64,144	$68,481

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2023 and 2022 (in thousands):

	Three Months Ended
	March 31, 2023	March 31, 2022
Net cash provided by operating activities	$65,993	$62,486
Proceeds from sale of property and equipment	1,815	511
Purchases of property and equipment	(6,789)	(9,908)
Free cash flow	$61,019	$53,089

The following information is provided to supplement this press release.

Actual	Three Months Ended March 31, 2023
Net income	$36,368
Income allocated to participating securities	(185)
Numerator for diluted net income per share - net income	$36,183

Weighted-average common shares and common share equivalent outstanding - diluted	26,479
Diluted net income per share	$1.37

Projected	Full year 2023
Projected tax rate	25.7%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment	$37,000

Projected	December 31, 2023
Projected weighted-average common shares and common share equivalent outstanding - diluted	26,000

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to the expected performance of the Company as the freight recession abates, freight environment, expectations regarding the Company's second quarter 2023 guidance, including with respect to revenue and net income per diluted share, the future declaration of dividends and, the quarterly and full year 2023 anticipated dividends per share.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com